UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2006 (March 21, 2006)

CRESTED CORP.
(Exact Name of Company as Specified in its Charter)

Colorado	0-8773	84-0608126
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year, If Changed From Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events - Shootaring Mill License and Drilling Results for Burro Canyon Project

Shootaring Mill License. Crested Corp. (“Crested”) and U.S. Energy Corp. (“USEG”) have signed a Memorandum of Agreement (MOA) between the Utah Division of Radiation Control and USEG’s subsidiary, Plateau Resources Limited, Inc. (Plateau). The MOA allows the State of Utah to allocate staff and consultants to complete the review process requested by Plateau in March 2005 to transfer the Shootaring Mill license from “reclamation” to “full operational” status.

The Shootaring Canyon Mill is owned 100% by Plateau, a wholly-owned subsidiary of USEG. Crested Corp., a majority-owned subsidiary of USEG, has assumed 50% of Plateau's obligation and is entitled to 50% of the operating cash flows from the Shootaring Mill, which is one of only four remaining licensed uranium mills in the USA.

Burro Canyon Project. Crested and USEG have also announced the results from the recently completed drilling program on the Burro Canyon uranium project in San Miguel County, Colorado. A total of 17 holes were drilled, for a cumulative total of 20,303 feet. Of the 16 holes that reached the target Salt Wash formation, 9 encountered significant mineralization, and two can be considered to be well-mineralized. In addition, zones of anomalous radioactivity up to 65 feet in thickness were encountered.

The Burro Canyon project is one of the projects included in the 50:50 Mining Venture Agreement with Uranium Power Corp (“UPC” - TSX-V). UPC is responsible for the first $500,000 of expenditures on the project. UPC’s ownership of the 50% interest in the Burro Canyon project, like UPC’s 50% participation in certain of USEG’s and Crested’s other uranium properties, is subject to UPC’s timely completion of all its payment obligations under the December 2004 Purchase and Sale Agreement (amended in January 2006) for those properties. Please see the Form 8-K filed on January 17, 2006.

The program was designed as a first test of the area, with widely-spaced holes (400 to 800 feet apart). The primary objective was to define the depositional environment prior to more closely-spaced drilling. The thick zones of anomalous radioactivity, located within sandstone horizons, are indicative of a sand channel with reducing capacity, a characteristic that is essential for the deposition of uranium. The substantial thicknesses encountered in the current drill program, when combined with the significant mineralization in 9 of the holes, represent highly encouraging results.

The holes were drilled by Bob Beeman Drilling, of Moab UT, using standard rotary drilling techniques. All holes were geophysically logged by Century Geophysical, of Tulsa, OK. Uranium contents were calculated from the gamma ray log, producing a record of eU3O8 (equivalent U3O8), an industry standard method for evaluating uranium mineralization. To date, no coring has been carried out on the project. Coring will be necessary at a later date to determine whether or not the uranium is in equilibrium. The equilibrium state is an indication of the reliability of gamma ray logging. Typically the older the mineralization, the less likely it is that disequilibrium will affect the relationship between equivalent and the true uranium content. Significant disequilibrium is not expected for this project.

The drilling results are summarized in the following table:

Hole #  TD Intercept data

SR-1001 1240 830.0-832.5 2.0 ft @ 0.026% eU3O8
SR-1002 1200 854.5-857.0 2.5 ft @ 0.038% eU3O8
SR-1003 1220 no significant mineralization
SR-1004  860 no significant mineralization

SR-1005 1100 no significant mineralization
SR-1006 1160 987.0-991.5 4.5 ft @ 0.046% eU3O8
SR-1007 1150 946.5-951.5 5.0 ft @ 0.091% eU3O8
SR-1008 1100 no significant mineralization
SR-1009 1100 no significant mineralization
SR-1010 1150 367.0-369.0 2.0 ft @ 0.015% eU3O8
SR-1011 1050 abandoned
SR-1012 1265 1144.0-1146.0  2.0 ft @ 0.094% eU3O8
SR-1013 1280 1142.0-1145.5  3.5 ft @ 0.55% eU3O8 and
 1152.5-1156.0 5.5 ft @ 0.19% eU3O8
SR-1014 1360  no significant mineralization
SR-1015 1312 no significant mineralization
SR-1016 1356 1193.5-1195.0  1.5 ft @ 0.058% eU3O8
SR-1017 1400 1180.0-1184.0  4.0 ft @ 0.29% eU3O8

USEG, the project operator is currently evaluating the results and will develop a proposal to the joint venture for the next phase of drilling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTED CORP.

Dated: March 24, 2006	By:	/s/Harold F. Herron
President